UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Subject Line: Update: Russell Investments Shareholder Proxy Process Continues

Banner: Proxy Process Status Update

As previously communicated, Russell Investments has initiated a proxy process as a result of the sale of Russell Investments by London Stock Exchange Group to TA Associates and Reverence Capital Partners. Below is an update about this process.

The final, definitive Proxy Statements were filed with the Securities and Exchange Commission (SEC) on March 2, 2016 and shareholders should have received their proxy voting information in the mail or via email within the past two weeks. The shareholder meeting is scheduled for May 3, 2016. Periodic reminder mailings and emails will be sent to those shareholders who have not yet voted, and phone calls will also be made to ask for their votes.

The Proxy Statement asks shareholders of Russell Investment Company (RIC) Funds for their votes on the approval of a new investment advisory agreement between each RIC Fund and Russell Investment Management Company (RIMCo), each Fund’s current investment adviser (or a limited liability company successor to RIMCo), as a result of the sale of Russell Investments by London Stock Exchange Group to TA Associates and Reverence Capital Partners.

After careful consideration, the Board of Trustees of Russell Investment Company unanimously recommends that shareholders vote in favor of the proposal.

Please urge your clients to vote. Shareholder participation is critical. We may reach out to you for assistance in alerting clients to this very important vote.

Download the following documents for further information:

•	Template for an email to your clients *

•	A letter from Sandy Cavanaugh for use with shareholders outlining the purpose of the vote*

•	Proxy Statements Final Filing Overview (FP use only)

•	Updated Proxy Process Timeline (FP use only)

•	Proxy statement

Together, we can strive to make this process as smooth and convenient as possible for shareholders.

Questions?

If you have any questions or concerns about this process, feel free to contact us at 800-787-7354 or service@Russell.com. If you prefer, request a follow-up at a time convenient to you by selecting the “Contact me” below.

*	Prior to sharing any materials with end investors, please ensure the documents are approved by your firm.

Thank you for your continued confidence in Russell Investments.

Sincerely,

Russell Investments

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investments is a trade name and registered trademark of Frank Russell Company, a Washington USA corporation, which operates through subsidiaries worldwide and is part of London Stock Exchange Group.

Securities products and services offered through Russell Financial Services, Inc., member FINRA (www.finra.org), part of Russell Investments.

Copyright© Russell Investments 2016. All rights reserved

First used March 2016 RFS 17058-A

To opt-out of receiving further email communications from Russell Investments similar in nature to this, please click here. We cannot process your request if you reply to this message. This email may include an offer from Russell Investments, 1301 Second Avenue, 18th Floor, Seattle, WA 98101.

Subject Line: Update: Russell Investments Shareholder Proxy Process Continues

Banner: Proxy Process Status Update

As previously communicated, Russell Investments has initiated a proxy process as a result of the sale of Russell Investments by London Stock Exchange Group to TA Associates and Reverence Capital Partners. Below is an update about this process.

The final, definitive Proxy Statements were filed with the Securities and Exchange Commission (SEC) on March 2, 2016 and shareholders should have received their proxy voting information in the mail or via email within the past two weeks. The shareholder meeting is scheduled for May 3, 2016. Periodic reminder mailings and emails will be sent to those shareholders who have not yet voted, and phone calls will also be made to ask for their votes.

The Proxy Statement asks shareholders of Russell Investment Company (RIC) Funds for their votes on the approval of a new investment advisory agreement between each RIC Fund and Russell Investment Management Company (RIMCo), each Fund’s current investment adviser (or a limited liability company successor to RIMCo), as a result of the sale of Russell Investments by London Stock Exchange Group to TA Associates and Reverence Capital Partners.

After careful consideration, the Board of Trustees of Russell Investment Company unanimously recommends that shareholders vote in favor of the proposal.

Please urge your clients to vote. Shareholder participation is critical. We may reach out to you for assistance in alerting clients to this very important vote.

Download the following documents for further information:

•	Proxy Statements Final Filing Overview (FP use only)

•	Updated Proxy Process Timeline (FP use only)

•	Proxy statement

Together, we can strive to make this process as smooth and convenient as possible for shareholders.

Questions?

If you have any questions or concerns about this process, feel free to contact us at 800-787-7354 or service@Russell.com. If you prefer, request a follow-up at a time convenient to you by selecting the “Contact me” below.

Thank you for your continued confidence in Russell Investments.

Sincerely,

Russell Investments

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investments is a trade name and registered trademark of Frank Russell Company, a Washington USA corporation, which operates through subsidiaries worldwide and is part of London Stock Exchange Group.

Securities products and services offered through Russell Financial Services, Inc., member FINRA (www.finra.org), part of Russell Investments.

Copyright© Russell Investments 2016. All rights reserved

First used March 2016 RFS 17058-B

To opt-out of receiving further email communications from Russell Investments similar in nature to this, please click here. We cannot process your request if you reply to this message. This email may include an offer from Russell Investments, 1301 Second Avenue, 18th Floor, Seattle, WA 98101.